UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

Broadcom Corporation

(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5300 California Avenue, Irvine, California	92617
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 926-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Broadcom Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders (“2012 Annual Meeting”) on May 15, 2012. Holders of the Company’s common stock voted on all matters considered at the 2012 Annual Meeting as a single class.

(b) Proposal 1: At the 2012 Annual Meeting the shareholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. The vote for each director was as follows:

	Total Affirmative Votes	Total Withheld Votes	Total Broker Non-Votes
Robert J. Finocchio, Jr.	623,475,623	5,150,032	66,182,869
Nancy H. Handel	625,519,248	3,106,407	66,182,869
Eddy W. Hartenstein	492,443,699	136,181,956	66,182,869
Maria M. Klawe, Ph.D.	594,551,590	34,074,065	66,182,869
John E. Major	468,614,371	160,011,284	66,182,869
Scott A. McGregor	621,997,559	6,628,096	66,182,869
William T. Morrow	493,573,908	135,051,747	66,182,869
Henry Samueli, Ph.D.	622,762,499	5,863,156	66,182,869
Robert E. Switz	594,542,749	34,082,906	66,182,869

Proposal 2: At the 2012 Annual Meeting the shareholders approved the amendment and restatement of the Broadcom Corporation 1998 Employee Stock Purchase Plan, as previously amended and restated, as described in the proxy statement, and cast their votes as follows:

Total Votes
For	614,101,892
Against	13,922,840
Abstain	262,288,897
Broker Non-Votes	66,182,875

Proposal 3: At the 2012 Annual Meeting the shareholders approved the Broadcom Corporation 2012 Stock Incentive Plan, as described in the proxy statement, and cast their votes as follows:

Total Votes
For	589,851,890
Against	300,087,651
Abstain	372,967
Broker Non-Votes	66,183,996

Proposal 4: At the 2012 Annual Meeting the shareholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 and cast their votes as follows:

Total Votes
For	690,463,499
Against	2,771,828
Abstain	263,261,177
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

May 21, 2012	By:	/s/ Eric K. Brandt
		Name:	Eric K. Brandt
		Title:	Executive Vice President and Chief Financial Officer